UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Trevena, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2015

1018 West 8th Avenue, Suite A

King of Prussia, Pennsylvania 19406

Dear Trevena Stockholder:

On behalf of the Trevena, Inc. Board of Directors, our senior leadership and other members of the Trevena team, we are pleased to invite you to attend our 2015 Annual Meeting of Stockholders on May 20, 2015. The attached Notice of Annual Meeting of Stockholders and proxy statement contain important information about the business to be conducted at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Important Notice Regarding the Availability of Proxy Materials. Additional instructions on how to vote can be found on pages 2 through 4 of the proxy statement.

We look forward to seeing you at the 2015 Annual Meeting. As always, thank you for your continued support of Trevena.

Sincerely,

Maxine Gowen, Ph.D.
President and Chief Executive Officer

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, May 20, 2015 at 8:30 a.m.

Place:	King of Prussia Business Center Board Room 1010 West 8th Avenue King of Prussia, PA 19406

Items of Business:

Item 1: Election of the three director nominees named in the proxy statement for terms expiring at the 2018 Annual Meeting of Stockholders.

Item 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Consideration of any other business properly brought before the meeting.

Record Date:

Monday, March 23, 2015. Only Trevena stockholders of record at the close of business on the record date are entitled to receive this notice and vote at the meeting and any adjournment or postponement of the meeting.

A list of stockholders of the Company entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Annual Meeting and during normal business hours at the Company’s corporate offices during the 10-day period immediately prior to the date of the Annual Meeting.

Proxy Voting:

Your vote is very important, regardless of the number of shares you own. We urge you to promptly vote by telephone, by using the Internet, or, if you received a proxy card or instruction form, by completing, dating, signing and returning it by mail. For instructions on voting, please see Questions and Answers about Voting beginning on page 2.

April 3, 2015

By order of the Board of Directors,

John M. Limongelli
Corporate Secretary

EACH STOCKHOLDER IS URGED TO VOTE BY COMPLETING, SIGNING AND RETURNING
THE PROXY CARD IN THE ENVELOPE PROVIDED OR BY VOTING VIA THE INTERNET
OR BY TELEPHONE, IN EACH CASE IN THE MANNER DESCRIBED IN THE NOTICE
REGARDING AVAILABILITY OF PROXY MATERIALS. IF A STOCKHOLDER
DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED,
REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2015

Our 2015 Notice of Annual Meeting and Proxy Statement and 2014 Annual Report to Stockholders are available at www.proxyvote.com.

Please see “Information About the 2015 Annual Meeting” beginning on page 1 of this proxy statement for the following information:

•                  Date, time and location of the 2015 Annual Meeting of Stockholders;

•                  How to obtain directions to the meeting;

•                  How to vote in person at the meeting;

•                  An identification of each separate matter to be acted on at the Annual Meeting; and

•                  The recommendations of our Board of Directors regarding those matters.

INFORMATION ABOUT THE 2015 ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

Why did I receive proxy materials?  What is included in the proxy materials?

Our Board of Directors is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders.  You received proxy materials because you owned shares of Trevena common stock at the close of business on March 23, 2015, the record date, and that entitles you to vote at the 2015 Annual Meeting of Stockholders.

Proxy materials include the notice of annual meeting of stockholders, the proxy statement and our annual report on Form 10-K for the year ended December 31, 2014 and, if you received paper copies, a proxy card or voting instruction form.  The proxy statement describes the matters on which the Board of Directors would like you to vote, and provides information about Trevena that we must disclose under Securities and Exchange Commission (SEC) regulations when we solicit your proxy.

Your proxy will authorize specified persons, each of whom also is referred to as a proxy, to vote on your behalf at the Annual Meeting.  By use of a proxy, you can vote whether or not you attend the meeting in person. The written document by which you authorize a proxy to vote on your behalf is referred to as a proxy card.

How can I get electronic access to the proxy materials?

The proxy materials are available for viewing at www.proxyvote.com.  On this website, you may:

•                  vote your shares after you have viewed the proxy materials; and

•                  select a future delivery preference of paper or electronic copies of the proxy materials.

You may choose to receive proxy materials electronically in the future.  If you choose to do so, you will receive an email with instructions containing an electronic link to the proxy materials for next year’s annual meeting.  You also will also receive an electronic link to the proxy voting site.

Rules adopted by the Securities and Exchange Commission allow companies to send stockholders a notice of Internet availability of proxy materials only, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of proxy materials to stockholders. However, in the future we may take advantage of this alternative “notice only” distribution option. If in the future we choose to send only such notices, they would contain instructions on how stockholders can access our notice of Annual Meeting and proxy statement via the Internet. It also would contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

If you hold your shares through a bank, broker or other custodian, you also may have the opportunity to receive the proxy materials electronically.  Please check the information contained in the documents provided to you by your bank, broker or other custodian.

We encourage you to take advantage of the availability of the proxy materials electronically to help reduce the environmental impact of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT VOTING

What am I voting on at the Annual Meeting?

Proposal	Item	Board’s Vote Recommendation	Page
1	Election of the three director nominees named in this proxy statement for terms expiring at the 2018 Annual Meeting of Stockholders	Vote FOR each of the nominees	12
2	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015	Vote FOR	21

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be presented and voted upon at the Annual Meeting.  Our 2014 proxy statement described the requirements under our governance documents for properly submitting proposals or nominations from the floor at this year’s Annual Meeting. The proxies will have discretionary authority, to the extent permitted by law, on how to vote on other matters that may come before the Annual Meeting.

How many votes can be cast by all stockholders?

Each share of Trevena common stock is entitled to one vote on each of the three directors to be elected and one vote on each of the other matters properly presented at the Annual Meeting.  We had 39,241,173 shares of common stock outstanding and entitled to vote on March 23, 2015.

How many votes must be present to hold the Annual Meeting?

A majority of the issued and outstanding shares entitled to vote, or 19,620,587 shares, present in person or by proxy, are needed for a quorum to hold the Annual Meeting.  Abstentions and broker non-votes (discussed below) are included in determining whether a quorum is present.  We urge you to vote by proxy even if you plan to attend the Annual Meeting. This will help us know that enough votes will be present to hold the meeting.

How many votes are needed to approve each proposal?  How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes).  When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers may not vote those shares in matters deemed non-routine.  Only Item 1 below is deemed to be a non-routine matter.

Proposal Number	Item	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Plurality of votes cast	No effect	Not voted/No effect
2	Ratification of the appointment of independent auditor	Majority of shares present and entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion but any non-votes have no effect

Signed but unmarked proxy cards will be voted “for” each proposal.

How do I vote if I own shares as a record holder?

If your name is registered on Trevena’s stockholder records as the owner of shares, you are the “record holder.” If you hold shares as a record holder, there are four ways that you can vote your shares.

•                  Over the Internet. Vote at www.proxyvote.com. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on Tuesday, May 19, 2015. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

•                  By telephone. Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern time on Tuesday, May 19, 2015. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•                  By mail. If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided.  If you received only a notice of Internet availability but want to vote by mail, the notice includes instructions on how to request a paper proxy card.  For your mailed proxy card to be counted, we must receive it before 8:30 a.m. Eastern Time on Wednesday, May 20, 2015.

•                  In person. Attend the Annual Meeting, or send a personal representative with a valid legal proxy.

How do I vote if my Trevena shares are held by a bank, broker or custodian?

If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a copy of this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone. Unless you provide voting instructions, your shares will not be voted on any matter except for ratifying the appointment of our independent auditors. To ensure that your shares are counted in the election of directors, we encourage you to provide instructions on how to vote your shares.

If you hold shares in street name and want to vote in person at the Annual Meeting, you will need to ask your bank, broker or custodian to provide you with a valid legal proxy. You will need to bring the proxy with you to the Annual Meeting in order to vote. Please note that if you request a legal proxy from your bank, broker or custodian, any previously executed proxy will be revoked and your vote will not be counted unless you vote in person at the Annual Meeting or appoint another valid legal proxy to vote on your behalf.

Can I change my vote?

Yes. If you are a record holder, you may:

•                  Enter new instructions by telephone or Internet voting before 11:59 p.m. Eastern time on Tuesday, May 19, 2015;

•                  Send a new proxy card with a later date than the card submitted earlier. We must receive your new proxy card before 8:30 a.m. Eastern Time on Wednesday, May 20, 2015;

•                  Write to the Corporate Secretary at the address listed on page 36. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 8:30 a.m. Eastern Time on Wednesday, May 20, 2015; or

•                  Vote in person (or send a personal representative with a valid proxy) at the Annual Meeting.  Note that simply attending the Annual Meeting without voting in person will not, by itself, revoke your proxy.

If you hold your shares in street name, you may:

•                  Submit new voting instructions in the manner provided by your bank, broker or other custodian; or

•                  Contact your bank, broker or other custodian to request a proxy to vote in person at the Annual Meeting.

Who will count the votes?  Is my vote confidential?

Broadridge has been appointed Inspector of Election for the Annual Meeting. The Inspector of Election will determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum, and the validity of proxies and ballots, and will count all votes and ballots.

All votes are confidential. Your voting records will not be disclosed to us, except as required by law, in contested Board elections or certain other limited circumstances.

Who pays for the proxy solicitation and how will Trevena solicit votes?

Trevena pays the cost of preparing our proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers, employees and agents by telephone, electronic or facsimile transmission or in person. We may choose to enlist the help of banks and brokerage houses in soliciting proxies from their customers and, in all cases, will reimburse them for their related out-of-pocket expenses.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC. The Form 8-K will be available online at www.sec.gov within four business days following the end of our Annual Meeting.

IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

You must be able to show that you owned Trevena’s common stock on the record date, March 23, 2015, in order to gain admission to the Annual Meeting.  Please bring to the meeting the notice of Internet availability of proxy materials, a printed proxy card, or a brokerage statement or letter from your broker verifying ownership of Trevena shares as of March 23, 2015.  You also must bring a valid government-issued photo ID.  Registration will begin at 8:00 a.m.  Please note that you are not permitted to bring any cameras, recording equipment, electronic devices, large bags, briefcases or packages into the Annual Meeting.

CORPORATE GOVERNANCE

GOVERNANCE POLICIES AND PRACTICES

Trevena is committed to ensuring strong corporate governance practices on behalf of our stockholders.  Trevena’s Corporate Governance Guidelines, together with the charters of the Audit, Compensation and Nominating and Corporate Governance Committees, establishes a framework of policies and practices for our effective governance.  Our Corporate Governance Guidelines, which are available at http://investors.trevenainc.com/corporate-governance.cfm, address Board composition, leadership, performance and compensation, director qualifications, director independence, committee structure and roles, and succession planning, among other things.  The Board, the Nominating and Corporate Governance Committee and the other committees regularly review their governance policies and practices and developments in corporate governance and update these documents as they deem appropriate for Trevena.

The following describes some of our most significant governance practices by area.

BOARD STRUCTURE AND PROCESS	OVERSIGHT OF EXECUTIVE COMPENSATION

•                  9 Directors on Board

•                  8 Independent Directors (89%)

•                  Classified Board Divided into Three Classes

•                  Diverse Board as to Composition, Skills and Experience

•                  Independent Chairman of the Board

•                  Independent Audit, Compensation, and Nominating and Corporate Governance Committees

•                  Annual Self-Evaluations of Board and its Committees

•                  Pay-for-Performance Executive Compensation Philosophy

•                  Independent Compensation Consultant to the Compensation Committee

•                  “Double-trigger” Vesting of Equity on Change of Control

•                  No Tax Gross-up on Change of Control

ALIGNMENT WITH STOCKHOLDER INTERESTS

• High Percentage of Variable (“at risk”) NEO Pay
• Significant Portion of Director Compensation Delivered in Trevena Common Stock
• Restrictions on Hedging of Trevena Common Stock

The Questions and Answers section beginning on page 1 includes instructions for how to obtain copies of Trevena’s corporate governance policies and how to communicate with the Board of Directors.  For more information about our executive compensation governance policies and practices, see Executive Compensation beginning on page 24.

ROLE OF THE BOARD AND LEADERSHIP STRUCTURE

The Board’s primary role is the oversight of the management of Trevena’s business affairs and assets in accordance with the Board’s fiduciary duties to stockholders under Delaware law. To fulfill its responsibilities to our stockholders, Trevena’s Board, both directly and through its committees, regularly engages with management, promotes management accountability and reviews the most critical issues that face Trevena. Among other things, the Board reviews the Company’s strategy and mission and its execution on financial and strategic plans and succession planning. The Board also oversees risk management and determines the compensation of the Chief Executive Officer (CEO), in consultation with the Compensation Committee.  All directors play an active role in overseeing the Company’s business strategy at the Board and committee levels.  The Board is committed to meeting the dynamic needs of the Company and focusing on the interests of its stockholders and, as a result, regularly evaluates and adapts its composition, role, and relationship with management.

Independent Board Members

Trevena believes in the importance of a board comprised largely of independent, non-employee directors. Currently, the Board has determined that all Trevena directors, other than the Company’s CEO, are independent under NASDAQ listing standards and SEC rules. Similarly, at the committee level, all committee members are independent.

Independent Chairman of the Board

We separate the roles of the Chairman of the Board and CEO, and have appointed Leon O. Moulder, Jr., to serve as our independent Chairman.  We believe that having a Chairman separate from the CEO helps to ensure independent oversight of the Company and the management team and contributes to strong governance practices. The Board regularly assesses the appropriateness of this leadership structure and has concluded that this structure is appropriate for Trevena at this time.  The full Board evaluates the Chairman’s performance on an annual basis.

The following table describes the key responsibilities that the Board has delegated to the Chairman of the Board:

CHAIRMAN RESPONSIBILITIES

•                  Serves as principal representative of the Board

•                  Develops schedule and agenda of Board meetings, in consultation with the CEO and other directors

•                  Presides over Board and stockholder meetings

•                  Facilitates discussion among independent directors on key issues

•                  Acts as a liaison between the Board and management

•                  Advises the CEO on issues of concern for the Board

•                  Leads the Board in CEO succession planning

•                  Engages in the director recruitment process

•                  Represents the Company in interactions with external stakeholders, at the request of the Board

Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

OTHER BOARD PRACTICES

Trevena employs a number of other practices directed to ensure the highest level of corporate governance oversight on behalf of its stockholders.  The following table describes some of these practices in more detail.

PRACTICES DIRECTED TO INDIVIDUAL TREVENA DIRECTORS

Limits on Public Company Directorships

The Board does not believe that its directors should be prohibited from serving on boards of other organizations. However, the Nominating and Corporate Governance Committee takes into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations to the Board. The Company expects that each of its directors will be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties on the Company’s behalf, including attending board and applicable committee meetings.

Change in Director’s Principal Position

If a director changes his or her principal employment position, that director is required to tender his or her resignation to the Nominating and Corporate Governance Committee. The Committee will then recommend to the Board whether to accept or decline the resignation.

Continuing Education for Directors

The Board is regularly updated on Trevena’s businesses, strategies, operations and employee matters, as well as external trends and issues that affect the Company. The Nominating and Corporate Governance Committee oversees the continuing education process and it encourages directors to attend continuing education courses relevant to their service on Trevena’s Board. Trevena reimburses directors for expenses they incur in connection with continuing education courses.

Attendance at Annual Meeting of Stockholders

The Board expects directors and nominees for director to attend the annual meeting of stockholders. In 2014, all but two directors attended the annual meeting. Trevena anticipates that all directors will attend the Annual Meeting in 2015.

PRACTICES DIRECTED TO TREVENA BOARD PROCESSES

Board Executive Sessions

As part of all regularly scheduled Board meetings, the Chairman presides over all executive sessions of the Board, including those sessions held solely with independent directors. At each regularly scheduled meeting held in 2014, the independent members of the Board met in executive session. Each Board committee also met in executive session on a regular basis in connection with their respective meetings.

Director Access to Management	Independent directors have unfettered access to members of senior management and other key employees.

Independent Advisors	The Board and its committees are able to access and retain independent advisors as and to the extent they deem necessary or appropriate.

Management Succession Planning

At the direction of the Chairman, the Board oversees management succession planning. As appropriate, the Board will develop and approve succession plans for the Company’s CEO and review and approve succession plans for the Company’s senior management together with the input of the Compensation Committee and the CEO.

Annual Board Evaluation

Each year, the Nominating and Corporate Governance Committee oversees the self-evaluation of the Board and its committees. Each Board committee also is responsible for conducting a self-assessment to identify potential areas of improvement. On an ongoing basis, directors offer suggestions and recommendations intended to further improve Board performance.

PRACTICES DIRECTED TO TREVENA STOCKHOLDERS

Alignment of Director Compensation

Trevena delivers a significant portion of its non-employee director compensation in the form of options to purchase Trevena common stock. For more information on non-employee director compensation, see page 18.

No Stockholder Rights Plan (“Poison Pill”)	Trevena does not have a stockholder rights plan.

BOARD MEETINGS AND COMMITTEES

In 2014, the Board held 13 meetings and the committees of the Board held a total of 16 meetings.  Overall director attendance at Board and committee meetings was approximately 88%.  Each director attended 75% or more of the aggregate of all meetings of the Board and committees on which he or she served during 2014, with the exception of Adam M. Koppel who joined the Board on September 17, 2014 and was only able to attend six of nine subsequent Board and committee meetings due to conflicting commitments that existed prior to his appointment.  In addition to formal Board meetings, the Board engages with management throughout the year on critical matters and topics.

The Board has the following three committees: Nominating and Corporate Governance, Compensation and Audit.  In its discretion and subject to Delaware law, the Board and each committee may delegate all or a portion of its authority to subcommittees of one or more of its members. Additional information can be found in the committee charters adopted by the Board and available on Trevena’s website at http://investors.trevenainc.com/corporate-governance.cfm.  Each committee member meets the independence standards required for the committee on which he or she serves.

NOMINATING AND CORPORATE

GOVERNANCE COMMITTEE

Chair:  Julie H. McHugh

Other Committee Members:  Jake R. Nunn, Anne M. Phillips, M.D.

Meetings Held in 2014:  5

Primary Responsibilities:

•                  Assisting the Board by identifying qualified candidates for director, assessing director independence and recommending to the Board the director nominees.

•                  Making recommendations to the Board regarding the composition, organization and governance of the Board, including recommendations regarding the membership and chairperson of each Board committee.

•                  Reviewing, advising and reporting to the Board on the Board’s membership, structure, organization, governance practices and performance.

•                  Developing, recommending and maintaining a set of Corporate Governance Guidelines applicable to the Company.

•                  Overseeing, together with the Board Chairman, the review and evaluation of the Board and its committees.

COMPENSATION COMMITTEE

Chair:  Francois Nader, M.D.

Other Committee Members:  Leon O. Moulder, Jr., Barbara Yanni

Meetings Held in 2014:  5

Primary Responsibilities:

•                  Approving the Company’s long-term strategy of compensation for employees and directors.

•                  Reviewing the corporate goals and objectives applicable to the compensation of the CEO, evaluating the CEO’s performance in light of these goals and objectives and, based on this review and evaluation, recommending the compensation of the CEO to the independent members of the Board for approval.

•                  Reviewing and approving the compensation of the Company’s executive officers and key senior management, other than the CEO.

•                  Supervising the administration of the Company’s equity incentive plans and approving equity compensation awards pursuant to these plans.

•                  Overseeing the management of risks related to the Company’s executive and overall compensation, benefits plans, practices and policies.

•                  Maintaining direct responsibility for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other external adviser retained by the Committee.

AUDIT COMMITTEE

Chair:  Michael R. Dougherty

Other Committee Members:  Adam M. Koppel, M.D., Ph.D., Barbara Yanni

Meetings Held in 2014:  6

Primary Responsibilities:

•                  Evaluating the performance, objectivity, independence and qualifications of, and retaining or terminating the engagement of, Trevena’s independent registered public accounting firm.

•                  Representing and assisting the Board in fulfilling its oversight responsibilities regarding the adequacy and effectiveness of internal controls, including financial and disclosure controls and procedures, and the quality and integrity of the Company’s financial statements.

•                  Reviewing with management and the independent registered public accounting firm annual and quarterly financial statements, earnings releases, earnings guidance and significant accounting policies.

•                  Overseeing compliance with material legal and regulatory requirements.

•                  Overseeing the Company’s enterprise risk management program and advising the Board on financial and enterprise risks.

•                  Maintaining procedures for and reviewing the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submissions by employees and others of any concerns about questionable accounting and auditing matters.

Financial Expertise and Financial Literacy:

The Board has determined that Mr. Dougherty is an “audit committee financial expert” as defined in the SEC rules, and all members of the Audit Committee are financially literate within the meaning of the NASDAQ listing standards.

DIRECTOR INDEPENDENCE

The current Board includes eight non-employee directors.  To be independent under NASDAQ listing standards, the Board must affirmatively determine that a director has no material relationships with the Company directly, or as an officer, stockholder or partner of an organization that has a relationship with the Company (a “Material Relationship”).  In making its assessment, the Board considers all relevant facts and circumstances, including whether transactions with such organizations are in the ordinary course of Trevena’s business and/or the amount of such transactions (in aggregate or as a percentage of the organization’s revenues or assets).  The Board also considers that the Company may sell products and services to, and/or purchase products and services from, organizations affiliated with our directors and may hold investments (generally, debt securities) in organizations affiliated with our directors. On an annual basis, the Board, through its Nominating and Corporate Governance Committee, reviews relevant relationships between directors, their immediate family members and the Company, consistent with Trevena’s independence standards.  Trevena’s standards, which are detailed in Trevena’s Corporate Governance Guidelines available at http://investors.trevenainc.com/corporate-governance.cfmhttp://www.cigna.com/about-us/corporate-governance/, conform to the independence requirements set forth in the NASDAQ’s listing standards.

On an annual basis, the Board, through its Nominating and Corporate Governance Committee, reviews relevant relationships between directors, their immediate family members and the Company.  The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards.

Based on its review of director relationships, the Board has affirmatively determined that there are no Material Relationships between the non-employee directors and the Company and all non-employee directors are independent as defined in both the NASDAQ listing standards (including those applicable to certain board committees) and Trevena’s director independence standards.

CODE OF ETHICS

Trevena is committed to integrity, legal compliance and ethical conduct.  All directors and employees, including our executive officers, must comply with the Company’s Code of Business Conduct and Ethics.  The Code of Business Conduct and Ethics and Trevena’s related policies and procedures address major areas of professional conduct, including, among others, conflicts of interest, protection of private, sensitive or confidential information, employment practices, insider trading and adherence to laws and regulations affecting the conduct of Trevena’s business.  The Code of Business Conduct and Ethics is available on our website at http://investors.trevenainc.com/corporate-governance.cfm.

The Code of Business Conduct and Ethics requires all directors and employees to avoid any conflict or potential conflict between their personal interests (including those of their significant others and immediate family) and the best interests of the Company.  Any conflict or potential conflict must be brought to the attention of the Compliance Officer for review and disposition.  In addition, directors and officers cannot participate in a personal transaction with Trevena without first notifying and obtaining the approval of Audit Committee in accordance with the Company related person transaction policy described below.

CERTAIN TRANSACTIONS

Transactions with Related Persons

Trevena has adopted a written policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

•                  the risks, costs and benefits to us;

•                  the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•                  the availability of other sources for comparable services or products; and

•                  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

Based on this review, there are no related person transactions requiring disclosure under SEC rules.

Compensation Committee Interlocks and Insider Participation

None of our directors who currently serve as members of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

ITEM 1. ELECTION OF DIRECTORS

The Board of Directors is elected by Trevena’s stockholders and is divided equally into three classes, each with a three-year term.  There are currently nine members of the Board.  Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

At the Annual Meeting, the Board is nominating for election by stockholders three directors, each of whom currently is a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2018 Annual Meeting of Stockholders and until her or his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

The role of the Board, its leadership structure and governance practices are described above in the Corporate Governance section.  This section describes the process for director elections and director nominations, identifies the director responsibilities and qualifications considered by the Board and the Nominating and Corporate Governance Committee in selecting and nominating directors, and presents the biographies, skills and qualifications of the director nominees and those directors continuing in office.

PROCESS FOR SELECTING AND NOMINATING DIRECTORS

The Nominating and Corporate Governance Committee may retain a third-party search firm to assist in identifying and evaluating candidates for Board membership.  The Nominating and Corporate Governance Committee also considers suggestions for Board nominees submitted by stockholders, which are evaluated using the same criteria as new director candidates and current director nominees.  Instructions for how to submit stockholder nominations to the Board can be found on page 36.

Once a potential candidate has been identified, the Nominating and Corporate Governance Committee reviews the background of new director candidates and presents them to the Board for consideration before selection.  When considering director candidates and the current composition of the Board, the Nominating and Corporate Governance Committee and the Board consider how each candidate’s background, experiences, skills, prior board and committee service and/or commitments will contribute to the diversity of the Board.  Candidates interview with the Chair of the Nominating and Corporate Governance Committee and the Chairman of the Board, as well as other members of the Board, as appropriate.  The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having strong personal and professional ethics, integrity and values. The Nominating and Corporate Governance Committee also intends to consider additional criteria as follows: relevant expertise upon which to be able to offer advice and guidance to management; sufficient time to devote to the affairs of the Company; demonstrated excellence in his or her field; the ability to exercise sound business judgment; diversity; the commitment to rigorously represent the long-term interests of our stockholders; and independence. In addition, the Board and the Nominating and Corporate Governance Committee will consider the talents, ages, skills, diversity, experience, expertise and such other factors as appropriate given the current needs of the Board and the Company to maintain an appropriate and effective balance of knowledge, experience and capability on the Board as a whole.

The Nominating and Corporate Governance Committee assesses the Board’s composition as part of the annual evaluation of the Board.  When considering whether to nominate current directors for re-election, the Nominating and Corporate Governance Committee and the Board review the results of the annual evaluation and the qualifications, characteristics, skills and experience that it believes are important for representation on the Board.  The Nominating and Corporate Governance Committee and the Board take into consideration these criteria for Trevena directors as part of the director recruitment, selection, evaluation and nomination process.  While the Board does not have a formal policy with regard to diversity, the Nominating and Corporate Governance Committee and the Board strive to ensure that the Board is composed of individuals who together possess a breadth and depth of experience relevant to the Board’s oversight of Trevena’s business and strategy.

BOARD OF DIRECTORS’ NOMINEES

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board is nominating the three directors listed below for re-election for terms expiring at the 2018 Annual Meeting of Stockholders.  All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board may reduce its size or designate another nominee.  If the Board designates a nominee, your proxy will be voted for the substitute nominee.

Below are biographies, skills and qualifications for each of the nominees and for each of the directors continuing in office.  Each of the director nominees currently serves on the Board.  The Board believes that the combination of the various experiences, skills and qualifications represented contributes to an effective and well-functioning Board and that the nominees and directors continuing in office possess the qualifications, based on the criteria described above, to provide meaningful oversight of Trevena’s business and strategy.

The Board of Directors unanimously recommends that stockholders vote FOR the nominees listed below.

Management Director Since: 2007 Age: 57 Board Committee(s): • None

Maxine Gowen, Ph.D.

Dr. Gowen has served as our President and Chief Executive Officer and as a member of our board of directors since our founding in November 2007. Prior to joining our company, Dr. Gowen was Senior Vice President for the Center of Excellence for External Drug Discovery at GlaxoSmithKline plc, or GSK, where she held a variety of leadership positions during her tenure of 15 years. Before GSK, Dr. Gowen was Senior Lecturer and Head, Bone Cell Biology Group, Department of Bone and Joint Medicine, of the University of Bath, U.K. Dr. Gowen has served as a director of Akebia Therapeutics, Inc., a public biopharmaceutical company, since July 2014. From 2008 until 2012, Dr. Gowen served as a director of Human Genome Sciences, Inc., a public biopharmaceutical company. She received her Ph.D. from the University of Sheffield, U.K., an M.B.A. with academic honors from The Wharton School of the University of Pennsylvania, and a B.Sc. with Honors in Biochemistry from the University of Bristol, U.K.

Skills and Qualifications

Our Board believes that Dr. Gowen’s detailed knowledge of our company and her over 20 years in the pharmaceutical industry, including her roles at GSK, provide a critical contribution to the Board.

Independent Director Since: 2014 Age: 50 Board Committee(s): • Nominating and Corporate Governance (Chair)

Julie H. McHugh

Ms. McHugh was Chief Operating Officer of Endo Health Solutions Inc., a global specialty healthcare company, from March 2010 to May 2013, and since May 2013 she has provided consulting services to companies in the pharmaceuticals industry. Prior to that, from September 2008 to September 2009, she served as Chief Executive Officer of Nora Therapeutics, Inc., a private biotechnology company. From 2006 to 2008 she was Company Group Chairman for Johnson & Johnson’s worldwide virology business unit and from 2004 to 2006 she was President of Centocor, Inc., a Johnson & Johnson subsidiary. Ms. McHugh has served on the boards of directors of Ironwood Pharmaceuticals, Inc. and EPIRUS Biopharmaceuticals Inc., both public pharmaceutical companies, since February 2014 and July 2014, respectively. Ms. McHugh also serves on the board of directors of Xellia Pharmaceuticals AS, a private specialty pharmaceutical company. Ms. McHugh’s appointment as a director in July 2014 was recommended by the Company’s CEO.

Skills and Qualifications

Our Board believes that Ms. McHugh’s deep knowledge of biotechnology strategy, operations, research and development, and sales and marketing allows her to make valuable contributions to the Board.

Independent Director Since: 2013 Age: 44 Board Committee(s): • Nominating and Corporate Governance

Jake R. Nunn

Mr. Nunn has been a Partner at New Enterprise Associates, Inc., a venture capital firm, since June 2006. From January 2001 to June 2006, Mr. Nunn served as a Partner and an analyst for the MPM BioEquities Fund, a life sciences fund at MPM Capital, L.P., a private equity firm. Previously, Mr. Nunn was a healthcare research analyst and portfolio manager at Franklin Templeton Investments and an investment banker with Alex. Brown & Sons. Mr. Nunn currently serves on the boards of directors of Dermira, Inc., Hyperion Therapeutics, Inc. and TriVascular Technologies, Inc. Mr. Nunn received his A.B. in economics from Dartmouth College and his M.B.A. from the Stanford Graduate School of Business. Mr. Nunn also holds the Chartered Financial Analyst designation, and is a member of the C.F.A. Society of San Francisco.

Skills and Qualifications

Our board of directors believes that Mr. Nunn’s experience investing in life sciences, specialty pharmaceuticals, biotechnology and medical device companies, as well as his business and financial background, qualify him to serve on our board of directors.

CLASS I DIRECTORS WHO WILL CONTINUE IN OFFICE UNTIL THE 2017 ANNUAL MEETING

Independent Director Since: 2014 Age: 45 Board Committee(s): • Audit

Adam M. Koppel, M.D., Ph.D.

Dr. Koppel has been Senior Vice President and Chief Strategy Officer at Biogen Inc., a global biotechnology company, since May 2014. Before that he was a managing director at Brookside Capital, the public equity affiliate of Bain Capital, beginning in 2003. Prior to Brookside Capital, he was an associate principal in the healthcare practice of McKinsey & Company. He is currently on the board of directors of PTC Therapeutics, Inc. Dr. Koppel earned an M.B.A from the University of Pennsylvania’s Wharton School, an M.D. and a Ph.D. in Molecular Neurobiology from the University of Pennsylvania’s medical and graduate schools, and an M.A. and B.A. in history and science from Harvard College.

Skills and Qualifications

Our Board believes that Dr. Koppel’s strategic insight, extensive experience as an investor in public healthcare companies, and knowledge as a physician and scientist allow him to make valuable contributions to the Board.

Independent Director Since: 2014 Age: 61 Board Committee(s): • Nominating and Corporate Governance

Anne M. Phillips, M.D.

Dr. Phillips currently is Senior Vice President of Clinical, Medical and Regulatory Affairs at Novo Nordisk Inc., a pharmaceutical company, where she has served since 2011. Previously, she served as a Vice President in various positions at GlaxoSmithKline plc, which she joined in 1998, and prior to this Dr. Phillips was Head of the Infectious Diseases Program and Deputy Physician-in-Chief at Wellesley Central Hospital/St. Michael’s Hospital in Toronto. She is a Fellow of The Royal College of Physicians and Surgeons of Canada, earned an MD from the University of Toronto and received a BSc from the University of Western Ontario.

Skills and Qualifications

Our Board believes that Dr. Phillips’ extensive late-stage clinical development experience in well-established pharmaceutical companies, together with her significant experience and knowledge as a physician, positions her to make valuable contributions to the Board.

Independent Director Since: 2014 Age: 60 Board Committee(s): • Audit • Compensation

Barbara Yanni

Ms. Yanni was Vice President and Chief Licensing Officer at Merck & Co., a pharmaceutical company, from November 2001 until her retirement in March 2014. Prior to this, Ms. Yanni served in various roles at Merck including in corporate development, financial evaluation, and tax. She also currently serves on the Board of Directors of Symic Biomedical, Inc., a private biotechnology company. Ms. Yanni earned a J.D. from Stanford Law School and an A.B. from Wellesley College. She also holds a Masters of Law in Taxation from New York University.

Skills and Qualifications

Our Board believes that Ms. Yanni’s extensive experience in biotechnology and pharmaceutical business evaluation and transaction execution, as well as her financial and general business knowledge allow her to make significant contributions to the Board.

CLASS III DIRECTORS WHO WILL CONTINUE IN OFFICE UNTIL THE 2016 ANNUAL MEETING

Independent Director Since: 2013 Age: 57 Board Committee(s): • Audit (Chair)

Michael R. Dougherty

Mr. Dougherty was Chief Executive Officer and a member of the board of directors of Kalidex Pharmaceuticals, Inc., from May 2012 to October 2012. Mr. Dougherty was the President and Chief Executive Officer and a member of the board of directors of Adolor Corporation, a biopharmaceutical company, from December 2006 until December 2011. Mr. Dougherty joined Adolor as Senior Vice President of Commercial Operations in November 2002, and until his appointment as President and Chief Executive Officer in December 2006, served in a number of capacities, including Chief Operating Officer and Chief Financial Officer. From November 2000 to November 2002, Mr. Dougherty was President and Chief Operating Officer of Genomics Collaborative, Inc. Previously, Mr. Dougherty served in a variety of senior positions at Genaera Corporation, a biotechnology company, including President and Chief Executive Officer, and at Centocor, Inc. Mr. Dougherty is currently on the board of directors at Biota Pharmaceuticals, Inc., Cempra, Inc., and Celator Pharmaceuticals, Inc. Mr. Dougherty received a B.S. from Villanova University.

Skills and Qualifications

Our Board believes that Mr. Dougherty’s deep understanding of biotechnology finance, research and development, sales and marketing, strategy and operations enable him to make valuable contributions to the Board.

Independent Chairman of the Board Director Since: 2011 Age: 57 Board Committee(s): • Compensation

Leon (Lonnie) O. Moulder, Jr.

Mr. Moulder has served as Chairman of our Board since June 2013. Mr. Moulder is Chief Executive Officer and a member of the board of directors of TESARO, Inc., a public oncology-focused biopharmaceutical company that he cofounded in May 2010. From April 2009 to January 2010, Mr. Moulder served as Vice Chairman of the board of directors, President and Chief Executive Officer of Abraxis BioScience, Inc., a biotechnology company. Before that, Mr. Moulder served as Vice Chairman of Eisai Corporation of North America, a pharmaceutical company and wholly owned subsidiary of Eisai Co., Ltd., from January 2008 until January 2009, following Eisai Co., Ltd.’s acquisition of MGI PHARMA, Inc., a pharmaceutical company in January 2008. Mr. Moulder served as President and Chief Executive Officer and as a member of the board of directors of MGI PHARMA, Inc. from May 2003 to January 2008. Mr. Moulder earned a bachelor of science degree in pharmacy from Temple University and a master of business administration degree from the University of Chicago. Mr. Moulder is a Trustee of Temple University, serves on the board of the Fox Chase Cancer Center and served as a director of Cubist Pharmaceuticals, Inc. until January 2015.

Skills and Qualifications

Our Board believes that Mr. Moulder’s significant operational and senior management experience in the biopharmaceutical industry, as well as his extensive experience as a director on public and private boards in the industry, allow him to make valuable contributions to the Board.

Independent Director Since: 2014 Age: 58 Board Committees: • Compensation (Chair)

Francois Nader, M.D.

From June 2006 until its acquisition by Shire plc in February 2015, Dr. Nader was an employee of NPS Pharmaceuticals, Inc., and served as a member of NPS’s board of directors since January 2008 and as President and Chief Executive Officer of NPS since March 2008. Before joining NPS, Dr. Nader was a venture partner at Care Capital, LLC, where he served as Chief Medical Officer of its Clinical Development Capital unit from July 2005 to June 2006. From 2000 to 2004, he served as Senior Vice President, Integrated Healthcare Markets and Senior Vice President, North America Medical and Regulatory Affairs with Aventis Pharmaceuticals, Inc. He also held similar positions at Hoechst Marion Roussel Inc. and served as Head of Global Commercial Operations at the Pasteur Vaccines division of Rhone-Poulenc SA. Dr. Nader currently serves on the Board of Directors of Acceleron Pharma Inc., a biopharmaceutical company. Dr. Nader also is a trustee and treasurer of BioNJ, a trade association representing the biotechnology industry in New Jersey, and a trustee of the Healthcare Institute of New Jersey, a trade association for the research-based pharmaceutical and medical technology industry in New Jersey. Dr. Nader received a French State Doctorate in Medicine from St. Joseph University (Lebanon) and a Physician Executive M.B.A. from the University of Tennessee.

Skills and Qualifications

Our Board believes that Dr. Nader’s significant operational and senior management experience in the pharmaceutical and biotechnology industries, as well as his extensive scientific and investment experience, enable him to make valuable contributions to the Board.

NON-EMPLOYEE DIRECTOR COMPENSATION

OVERVIEW

The Compensation Committee reviews and makes recommendations to the Board about the compensation paid to non-employee directors for service on the Trevena Board of Directors. A director who also is an employee of the Company does not receive payment for services as a director.  The CEO is the only employee who currently serves as a director.

The Board believes that the current director compensation program:

•                  aligns with stockholder interests because it includes a significant equity-based compensation component, the value of which is tied to Trevena’s stock price; and

•                  is competitive based on the work required of directors serving on the board of an entity of the Company’s size, complexity and scope.

The Compensation Committee’s charter provides that it will periodically review director compensation and recommend any changes to the Board for its approval.  The Compensation Committee may from time to time engage an independent compensation consultant to assist in its review of director compensation.

DIRECTOR COMPENSATION PROGRAM

The Board approved the current non-employee director compensation program set forth below, effective as of January 31, 2014.  Prior to this date, we had not historically paid cash retainers or other compensation with respect to service on our Board of Directors, except for reimbursement of direct expenses incurred in connection with attending meetings of the Board or its committees.

Annual Cash Compensation

The following chart summarizes the retainer compensation provided to non-employee directors for their ongoing service on the Trevena Board.  Cash payments are made in equal, quarterly installments.

Retainer type	Annual Amount
Board member	$30,000
Committee member
• Audit	$7,500
• Compensation	$5,000
• Nominating and Corporate Governance	$3,500
Committee chair (in lieu of Committee Member fee)
• Audit	$15,000
• Compensation	$10,000
• Nominating and Corporate Governance	$7,000

In addition to the Board annual retainer, the Chairman of the Board receives a $30,000 cash retainer for his service as Chairman.

Equity Compensation

The equity compensation awards to non-employee directors are made under the 2013 Equity Incentive Plan, as amended (the 2013 Plan). All stock options granted to directors will be nonstatutory stock options, with an exercise price per share equal to 100% of the fair market value (as defined in the 2013 Plan) of the underlying common stock on the date of grant, and a term of ten years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the 2013 Plan).

•                  Initial Grant.    On the date of the non-employee director’s initial election or appointment to the Board, the non-employee director is granted a stock option for 17,741 shares, subject to appropriate adjustment for any stock split, stock dividend, reverse stock split, stock combination or other change in our capitalization. Commencing on the first date that is three months after the date of grant, the shares subject to each stock option will vest in a series of 12 equal quarterly installments, such that the option is fully vested on the third anniversary of the date of grant, subject to the non-employee director’s continuous service through each such vesting date; provided that the vesting date for the quarterly period in which our annual stockholders’ meeting occurs shall be the date immediately prior to such annual meeting.

•                  Annual Grant.    On the date of each of the Company’s annual stockholder meeting, each non-employee director who continues to serve as a non-employee director member of the Board immediately thereafter is granted a stock option for 8,870 shares, subject to appropriate adjustment for any stock split, stock dividend, reverse stock split, stock combination or other change in our capitalization. The shares subject to the stock option will vest on the day immediately prior to the next annual stockholders’ meeting held after the date of grant, subject to the non-employee director’s continuous service through such vesting date.

DIRECTOR COMPENSATION TABLE FOR 2014

The table below includes information about the compensation paid to non-employee directors in 2014. Dr. Gowen, the only Company employee on the Board of Directors, does not receive any director compensation for her Board service.

	Fees Earned or Paid in Cash	Option Awards(2)	Total Compensation
Name	($)	($)	($)
Farah Champsi(1)	$37,292	$26,679	$63,971
Michael R. Dougherty	41,000	26,679	67,679
Terrance G. McGuire(1)	15,211	—	15,211
Adam M. Koppel, M.D., Ph.D.	10,802	50,706	61,508
Julie H. McHugh	16,893	52,174	69,067
Christopher K. Mirabelli, Ph.D. (1)	21,807	—	21,807
Leon O. Moulder, Jr.	59,264	26,679	85,943
Francois Nader	36,319	108,110	144,429
Jake R. Nunn	33,756	26,679	60,435
David F. Solomon(1)	—	—	—
Anne M. Phillips, M.D.	1,365	39,679	41,044
Barbara Yanni	17,806	52,174	69,980

(1)         Ms. Champsi, Mr. McGuire, Dr. Mirabelli and Mr. Solomon left the Board effective as of December 16, 2014, July 1, 2014, September 17, 2014 and July 1, 2014, respectively.

(2)         At December 31, 2014, the aggregate number of stock option awards outstanding for each director was as follows: Mr. Dougherty, 26,611; Dr. Koppel, 17,741; Ms. McHugh, 17,741; Mr. Moulder, 20,966; Dr. Nader, 26,611; Mr. Nunn, 8,870; Dr. Phillips, 17,741; and Ms. Yanni, 17,741.

Fees Earned or Paid in Cash

•                  Represents cash compensation for the retainers described above for the period January 31, 2014 to December 31, 2014.

•                  Mr. Dougherty served as Audit Committee chair and Dr. Nader served as Compensation Committee chair in 2014. Mr. McGuire, Ms. Champsi and Ms. McHugh each served as Nominating and Governance Committee chair for some portion of 2014 and received a pro-rata portion of this retainer.

•                  Ms. Champsi, Dr. Koppel and Mr. Nunn each served as members of the Audit Committee during a portion of 2014.  Dr. Mirabelli, Mr. Moulder and Ms. Yanni each served as members of the Compensation Committee for all or a portion of 2014.  Ms. Champsi and Messrs. Nunn and Solomon each served as members of the Nominating and Governance Committee during a portion of 2014.

•                  Mr. Moulder served as Chairman of the Board.

•                  Mr. Solomon declined all of the $15,828 of Board and committee retainers due to him for his service in 2014.

Option Awards

Column (c) lists the aggregate grant date fair value of options awarded to directors as part of their Board retainer, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718, applying the same model and assumptions that Trevena applies for financial statement reporting purposes as described in Note 9 to Trevena’s financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (disregarding any estimates for forfeitures).

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Director’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee approved the appointment of Ernst & Young LLP as Trevena’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Ernst & Young LLP has served as Trevena’s independent registered public accounting firm since 2007. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Chair of the Audit Committee discusses with Ernst & Young LLP the selection of the new lead engagement partner.

The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. As a matter of good corporate governance, the Board is seeking stockholder ratification of the appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will reconsider Ernst & Young LLP’s appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative from Ernst & Young LLP is expected to attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as Trevena’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Policy for the Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, Ernst & Young LLP, pursuant to a written policy. Under the pre-approval policy, the Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services below by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

Fees to Independent Registered Public Accounting Firm

Aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of financial statements for the fiscal years ended December 31, 2014 and December 31, 2013, and fees billed for other services rendered by Ernst & Young LLP during those periods were as follows (in thousands):

	2014	2013
Audit Fees	$415,544	$1,100,000
Audit-Related Fees	21,536	2,000
Tax Fees	10,000	10,000
All Other Fees	—	—
TOTAL	$447,080	$1,112,000

•                  Audit fees include fees incurred for professional services rendered for the audit of our annual financial statements, the review of quarterly financial statements, and filing of registration statements. The level of audit fees in 2013 reflects work done by Ernest & Young in preparation for the Company’s initial public offering.

•                  Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees. For 2014, audit-related fees consisted primarily of consultation concerning financial accounting and reporting standards.

•                  Tax fees include fees incurred in connection with tax advice and tax planning.  These services included assistance with tax reporting requirements and audit compliance.

REPORT OF THE AUDIT COMMITTEE

Trevena maintains an independent Audit Committee that operates under a written charter adopted by the Board of Directors. The Audit Committee’s charter is available on our website at http://investors.trevenainc.com/corporate-governance.cfm.  All of the members of the Audit Committee are independent (as defined in the listing standards of NASDAQ and SEC regulations).

Trevena’s management has primary responsibility for preparing Trevena’s financial statements and establishing and maintaining financial reporting systems and internal controls. Management also is responsible for reporting on the effectiveness of Trevena’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Trevena’s financial statements and issuing a report on these financial statements. As provided in the Audit Committee’s charter, the Audit Committee’s responsibilities include oversight of these processes.

In this context, before Trevena filed its Annual Report on Form 10-K for the year ended December 31, 2014 (Form 10-K) with the Securities and Exchange Commission, the Audit Committee:

•                  Reviewed and discussed with Trevena’s management the audited financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the financial condition and results of operations of Trevena.

•                  Reviewed and discussed with Trevena’s management and with the independent registered public accounting firm, Ernst & Young LLP, the effectiveness of Trevena’s internal control over financial reporting as well as management’s report on the subject.

•                  Discussed with Ernst & Young LLP, matters related to the conduct of its audit that are required to be communicated by auditors to audit committees and matters related to the fair presentation of Trevena’s financial condition and results of operations, including critical accounting estimates and judgments.

•                  Received the required communications from Ernst & Young LLP that disclose all relationships that may reasonably be thought to bear on its independence and to confirm its independence. Based on these communications, the Audit Committee discussed with Ernst & Young LLP its independence from Trevena.

•                  Discussed with each of Trevena’s Chief Executive Officer and Chief Financial Officer their required certifications contained in Trevena’s Form 10-K.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in Trevena’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Michael R. Dougherty, Chair
Adam M. Koppel, M.D., Ph.D.
Barbara Yanni

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

OVERVIEW

Compensation Objectives and Practices

Trevena’s pay-for-performance compensation philosophy has the following key objectives:

•                  Align the interests of the Company’s executives with those of its stockholders and reward the creation of long-term value for Trevena stockholders.

•                  Emphasize performance-based short-term and long-term compensation over fixed compensation.

•                  Motivate superior enterprise results with appropriate consideration of risk and while maintaining commitment to the Company’s ethics and values.

•                  Reward the achievement of favorable long-term results more heavily than the achievement of short-term results.

•                  Provide market competitive compensation opportunities designed to attract, retain and motivate highly qualified executives.

To achieve these key objectives, the Compensation Committee uses the following compensation practices, processes and instruments:

•                  Annual pay-for-performance assessment by the Compensation Committee of the achievement of the Company’s corporate goals and, beginning in 2015, an individual executive officer’s performance.

•                  A regular analysis of relevant market compensation data for each executive officer.

•                  An equity-based incentive plan (the Trevena, Inc. 2013 Equity Incentive Plan) focused on longer-term stockholder value creation.  For example, stock options generally vest over a four-year period, with awards vesting in equal, quarterly installments from the date of grant.

•                  A cash bonus designed to motivate executive officers to achieve the Company’s annual goals.

•                  The retention by the Compensation Committee of an independent compensation consultant to assist in the Committee’s design and implementation of the Company’s executive compensation programs.

In general, the Compensation Committee seeks to position the Company’s compensation as follows:

•                  Base compensation:  at the market 50th percentile.

•                  Target total cash: at the market 50th percentile, but ultimately based on actual performance.

•                  Long-term equity incentive compensation: at the market 50th percentile but with the opportunity to stretch to the 75th percentile.  Actual incentive awards will be dependent on multiple factors including retention concerns, potential, performance and available equity.

While the Company’s Board of Directors has the ultimate responsibility for risk oversight, the Compensation Committee oversees compensation-related risks, including with respect to the Company’s corporate objectives and overall compensation design and awards.  Specifically, the Compensation Committee seeks to ensure that Trevena’s compensation programs and policies do not encourage unnecessary or excessive risk-taking behavior by executives and do not create unreasonable risks.

Compensation Governance and Controls

In implementing the compensation philosophy described above, the Compensation Committee regularly reviews market data, the composition of Trevena’s peer group, as well as other items, in determining which pay elements to offer, the target pay mix, the design of our short- and long-term incentive plans and each executive officer’s target total direct compensation.

The Compensation Committee also regularly reviews executive compensation governance market trends and strives to reflect the views of stockholders when considering the adoption of new practices or changes to existing programs or policies. Our governance practices and controls include:

•                 “Double trigger” requirement for change of control benefits.

•                 No tax gross-up of severance pay upon a change of control.

•                 Prohibition of hedging of Trevena stock by all directors and employees, including the executive officers.

•                 Prudent management of annual share usage (or burn rate) and total dilution under the 2013 Equity Incentive Plan.

•                 No executive officer perquisites.

•                 The Compensation Committee’s ongoing review of the general long-term compensation strategy for the Company and assessments of executive officers and key senior management in connection with compensation decisions, and assistance to the Board of Directors in CEO and executive officer succession plans.

•                 The Compensation Committee’s oversight of risk related to compensation programs and policies, including plan design features that mitigate the risk of incentive compensation having an unintended negative financial impact.

Process for Executive Compensation Decisions

Chief Executive Officer Compensation

The Compensation Committee annually evaluates the CEO’s performance and Trevena’s performance against its pre-established goals, and makes recommendations to the independent members of the Board of Directors about the CEO’s performance and compensation. The Board then considers the Compensation Committee’s recommendations as part of its review and approval of the CEO’s compensation.  The Chairman of the Board reviews the results of the evaluation with the CEO.

The CEO is not present when the Compensation Committee and the Board are making decisions about the CEO’s compensation. The General Counsel, the Director of Human Resources and/or the independent compensation consultant attend meetings at the request of the Compensation Committee.

Other Executive Officer Compensation

Generally, the CEO presents recommendations for the other executive officers’ compensation targets for the Compensation Committee’s consideration and approval. For compensation decisions involving actual payouts for the executive officers, the CEO presents her recommendations to the Compensation Committee for its consideration. The CEO discusses Trevena’s performance and the individual officer’s performance. The General Counsel is generally present for the discussion of compensation for all executive officers other than himself.

Compensation Consultant Role in Executive Compensation

While the Compensation Committee or Board ultimately makes all executive compensation decisions, the Compensation Committee engages the services of outside advisors for assistance. In both 2013 and 2014, the Compensation Committee engaged Radford as its independent compensation consultant.

The Compensation Committee utilized Radford throughout this period to provide independent, objective analysis, advice and information and to generally assist the Compensation Committee in the performance of its duties.  The Compensation Committee will typically request information and recommendations directly from the compensation consultant as it deems appropriate to structure and evaluate Trevena’s compensation programs, practices and plans. As part of its engagement, at the direction of the Compensation Committee, the compensation consultant will work, and exchange information, with the General Counsel and Trevena’s Director of Human Resources in their work on the Compensation Committee’s behalf.

At the direction of the Compensation Committee, Radford provided the following services to the Compensation Committee:

•                  evaluated the effect of Trevena’s equity program on annual share use, burn rate (the number of shares awarded per year divided by the shares outstanding at the end of the year) and total dilution (the number of stock options and restricted stock outstanding, plus the number of shares available for grants under the 2013 Equity Incentive Plan, divided by the total number of shares of common stock outstanding);

•                  presented a comparison of competitive market data to the current compensation of each Executive Officer to assist in setting compensation targets for 2014; and

•                  reviewed the Executive Compensation section of the 2014 proxy statement.

Independence of the Compensation Consultant

The Compensation Committee assesses the compensation consultant’s independence each year. In assessing independence, the Compensation Committee considers:

•                  the provision of other services to the Company by the consultant;

•                  the amount of fees paid to the consultant by the Company as a percentage of consultant’s total revenue;

•                  the policies and procedures of the consultant’s employer that are designed to prevent conflicts of interests;

•                  any business or personal relationship between the consultant and a member of the Compensation Committee;

•                  any Company stock owned by the consultant;

•                  any business or personal relationship of the consultant and an executive officer of the Company; and

•                  any other factor deemed relevant to the consultant’s independence from management.

In addition, each year the Compensation Committee receives a letter from its compensation consultant providing appropriate assurances and confirmation of independence.  The Compensation Committee determined that Radford was independent under applicable NASDAQ rules.

At the request of the Compensation Committee, a representative of Radford attended three of the Committee’s meetings in 2014. The Compensation Committee regularly reviews and evaluates its compensation consultant engagement, and annually reviews the compensation consultant’s performance.

2014 Executive Compensation Program

Trevena’s 2014 executive compensation program consists of the following elements:

Element	Description
Base Salary	Represents the fixed portion of each executive’s total direct compensation package.
Annual Bonus	At-risk compensation based on company performance relative to pre-established goals.
Long-Term Incentives

At-risk compensation based on individual performance. Trevena’s long-term equity incentive program also is considered performance-based compensation. In accordance with Trevena’s compensation strategy, the predominant portion of an executive’s compensation opportunity is tied to the long-term success of the Company.

Retirement Compensation

Trevena provides retirement benefits that are aligned to competitive market practices, including a 401(k) plan for all full-time employees that provides for employee contributions as well as Company matching contributions of up to 4.0% of eligible pay.

No Perquisites; Other Benefits

Our executives do not receive any perquisites. However, they are eligible to receive all benefits offered to Trevena employees generally, including medical benefits, other health and welfare benefits and other voluntary benefits.

2014 SUMMARY COMPENSATION TABLE

This table includes information regarding 2012, 2013 and 2014 compensation for each of our three most highly compensated executive officers in 2014, which are referred to as the named executive officers, or NEOs.  Other tables in this proxy statement provide more detail about specific types of compensation with respect to 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Maxine Gowen, Ph.D.	2014	432,064	254,614	—	864,500	—	10,400	1,561,578
President and	2013	380,413	152,165	—	1,133,968	—	10,908	1,677,454
Chief Executive Officer	2012	368,756	125,377	—	—	—	10,605	504,738
Michael W. Lark, Ph.D.	2014	332,755	136,418	—	247,500	—	10,400	727,073
Chief Scientific Officer and	2013	319,008	122,416	—	190,920	—	10,200	642,544
SVP, Research	2012	308,993	78,793	—	—	—	10,000	397,786
David Soergel, M.D.	2014	314,702	150,632	—	271,700	—	10,400	747,434
Chief Medical Officer and	2013	272,098	104,415	—	152,505	—	10,200	539,218
SVP, Clinical Development	2012	253,955	64,759	—	18,000	—	10,000	346,714

Bonus

Amounts in this column represent non-incentive based bonus compensation paid for performance in 2014, 2013 and 2012, as discussed further below under “Annual Bonus.”  In 2013, amounts for Drs. Lark and Soergel included a retention bonus of $26,714 and $22,785, respectively, as discussed further under “Retention Bonus” below.

Option Awards

The amounts in this column represents the full grant date fair value of option awards made under the Trevena, Inc. 2013 Equity Incentive Plan for 2014 and the Trevena, Inc. 2008 Equity Incentive Plan for 2012 and 2013, in each case computed in accordance with ASC Topic 718 applying the same model and assumptions as Trevena applies for financial statement reporting purposes, as described in Note 9 to Trevena’s consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2014 (disregarding any estimates for forfeitures).  The value of Trevena stock option awards are determined using a Black-Scholes pricing methodology that assumes that all stock options are held full-term (ten years). These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options

All Other Compensation

This column includes Trevena’s matching contributions to the NEOs’ accounts under its 401(k) plan of $10,400 for each of Drs. Gowen, Lark and Soergel.  In 2013 and 2012, for Dr. Gowen, the amounts shown also include one hotel club membership valued at $708 and $605, respectively.

NARRATIVE TO 2014 SUMMARY COMPENSATION TABLE

Annual Base Salary

Key Features

•                  Base salary levels are set with reference to both:

•                  Competitive market data; and

•                  Individual performance.

•                  Base salary levels are reviewed annually during the performance review process and may be adjusted as a result of updated market data and an assessment of an executive’s skills, role and performance contributions, including the demonstration of Trevena’s leadership behaviors and core values. The overall salary budget also is a factor in determining the extent of base salary adjustments.

Base Salary

The following table presents the base salaries for each of our NEOs for the years 2012, 2013 and 2014. The 2012, 2013 and 2014 base salaries became effective on March 1, 2012, March 1, 2013 and March 1, 2014, respectively.  For 2014, the base salary for each of the NEOs was considered to be within the competitive range of market data provided to the Compensation Committee by Radford.

Name	2012	2013	2014
Maxine Gowen, Ph.D.	$371,135	$382,269	$437,750
Michael W. Lark, Ph.D.	311,227	320,564	334,750
David Soergel, M.D.	265,462	273,426	319,300

Effective March 1, 2015, base salaries for Drs. Gowen, Lark and Soergel were increased to $483,500, $347,805 and $355,800, respectively.

Annual Bonus

Key Features

Our discretionary bonus plan motivates and rewards our executives for achievements relative to our goals and expectations for each fiscal year. To reinforce the importance of integrated and collaborative leadership, the bonuses for our executives at the senior vice president level and above were restructured in 2012 to be solely based on company performance. We do not include an individual performance component for bonuses.

Our discretionary bonus plan includes the following key features:

•                  The Compensation Committee (or, as applicable, the Board) annually approves:

•                  Corporate performance measures and goals;

•                  Target bonus opportunity for each NEO, defined as a percentage of his or her annual salary;

•                  Funding levels for bonus awards; and

•                  Individual awards for the NEOs, except for the CEO’s award, which is approved by the Board.

•                  Annual cash bonuses for each of the NEOs are targeted at the 50th percentile of the primary market reference.

•                  The actual annual bonus award for an NEO will generally range from 0% to 150% of the individual’s target and, if applicable, will be paid in the first quarter following the end of the performance year.

2014 Corporate Goals, Weightings and Funding and Target Bonus Levels

Each year, the Compensation Committee recommends, and the Board approves, the corporate goals and weightings for the coming fiscal year based on Trevena’s business priorities.  The measures are designed to align with and drive execution of the Company’s business strategy. The Company’s actual performance is the basis for establishing the range of funding available for awards, but the Compensation Committee maintains and exercises the discretion to determine at which point within the limits of the pre-established range the actual funding will be set. In exercising this judgment, the Compensation Committee considers Trevena’s performance as a whole, as well as Trevena’s achievement of the goals within each performance measure.

Each year, the Compensation Committee also establishes the target bonus opportunity for each executive officer other than the CEO and the Board establishes the target opportunity for the CEO. For 2014, the target bonus opportunity for each of the NEOs was considered to be within the competitive range of market data provided to the Compensation Committee by Radford.  The following table shows the amount of the target bonus for each named executive officer as a percentage of salary over the past three years:

Name	2012	2013	2014
Maxine Gowen, Ph.D.	40%	40%	50%
Michael W. Lark, Ph.D.	30%	30%	35%
David Soergel, M.D.	30%	30%	35%

In early 2014, the Board established the corporate goals and weightings for 2014 that would be used to determine the range of potential aggregate funding for discretionary bonus awards.  In early 2015, the Board, upon the recommendation of the Compensation Committee, assessed the Company’s actual performance against these previously established goals and approved the Company’s corporate achievement for 2014 at a level of 118.3% of target. In determining the amount of discretionary bonus to award to each NEO, the Compensation Committee and the Board also considered an NEO’s handling of unplanned events and opportunities and the CEO’s input with respect to the performance of the Company and the other executive officers.  Based on these considerations, the Compensation Committee approved a supplemental individual bonus award for Dr. Soergel of $20,000.  The aggregate amount of bonuses earned by our named executive officers for 2014 was $254,614 for Dr. Gowen, $136,418 for Dr. Lark and $150,632 for Dr. Soergel.

Effective January 1, 2015, the Board approved the adoption of the Trevena, Inc. Incentive Compensation Plan, or ICP.  The ICP is designed to provide participants in the plan, including the Company’s NEOs, with an incentive in the form of a cash payment (an Award) to achieve specified corporate and/or individual objectives during a period of time selected by the Board to which the Award relates.  Any awards made under the ICP for 2015 or thereafter will be reported in the Summary Compensation Table under the heading “Non-equity Incentive Plan Compensation.”

Retention Bonus

In August 2013, we paid a retention bonus to certain employees, including Drs. Lark and Soergel, who began their employment with us prior to the private preferred stock financing that took place in May 2013 and remained employed with us three months after the date of the financing. The retention bonuses were intended to reward such employees for continuing their employment with us in connection with the financing.  We did not pay a retention bonus to Dr. Gowen.

Long-Term Incentives

Key Features

•                  Long-term incentives (LTI) are administered under the Trevena, Inc. 2013 Equity Incentive Plan.

•                  Total annual LTI awards are positioned at the 50th percentile of the primary market reference for each NEO but with the opportunity to stretch to the 75th percentile, as deemed appropriate.

•                  LTI awards are delivered through stock options.

•                  The actual realized value of stock options depends upon stock price appreciation (if any) until the option is exercised. The term of the option is 10 years.

•                  Stock options generally vest (or first become exercisable) in equal quarterly installments over four years. The annual grant is made in the first quarter.

Our 2013 Equity Incentive Plan authorizes us to make grants to eligible recipients of non-qualified stock options, incentive stock options, restricted stock awards, restricted stock units and stock appreciation rights. While we have made restricted stock awards to our executive officers in the past, our equity grants during 2014 to our executive officers consisted only of stock options.

We typically grant equity incentive awards at the start of employment to each executive and our other employees. Beginning in 2014, we began what we expect will be an ongoing practice of granting additional equity on an annual basis. We also have discretion to provide additional targeted grants in certain circumstances and in association with promotions.

We award our equity grants on the Board or the Compensation Committee approves the grant. We set the option exercise price and grant date fair value based on our closing sale price on the date of grant. For grants in connection with initial employment, vesting begins on the initial date of employment. Options have a term of ten years from the grant date. Option grants to our executives typically vest quarterly over four years.

The table below provides information regarding stock option awards made in 2014 to the NEOs.

Name	Grant Date	Approval Date	Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Market Value of Option Awards ($)
Maxine Gowen, Ph.D.	2/20/2014	2/20/2014	175,000	7.40	7.40	864,500
Michael W. Lark, Ph.D.	2/20/2014	2/20/2014	50,000	7.40	7.40	247,000
David Soergel, M.D.	2/20/2014	2/20/2014	55,000	7.40	7.40	271,700

Number of Securities Underlying Options

These amounts represent stock option awards granted under the Trevena 2013 Equity Incentive Plan and approved by the Board of Directors at its February 2014 meeting as part of each NEO’s annual long-term equity incentive award.

Exercise Price of Option Awards

Pursuant to the Trevena 2013 Equity Incentive Plan, the stock option exercise price is the closing sale price of Trevena common stock on the date of the award.

Grant Date Fair Market Value of Options Awards

These amounts represent the grant date fair value of equity awards computed in accordance with ASC Topic 718, applying the same model and assumptions Trevena uses for financial statement reporting purposes. The award values represented in the table are theoretical, and may not correspond to the actual value that will be recognized by the NEO. Trevena stock option awards are determined using a Black-Scholes pricing methodology that assumes that all stock options are held full-term (ten years).

OUTSTANDING EQUITY AWARDS AT YEAR-END 2014

This table provides information about unexercised stock options held as of December 31, 2014 by each of the NEOs.  None of our NEOs held restricted stock or other awards at the end of 2014.

	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration
Name	Exercisable (#)	Unexercisable (#)(1)	Price ($)	Date
Maxine Gowen, Ph.D.	106,329	—	$0.682	9/10/2020
	4,074	—	$0.682	6/23/2021
	143,283	238,806	$2.232	6/17/2023
	32,762	72,076	$7.440	9/26/2023
	32,813	131,250	$7.400	2/20/2024
Total	319,261	453,069
Michael W. Lark, Ph.D.	61,177	—	$0.682	9/10/2020
	1,222	—	$0.682	6/23/2021
	46,317	77,195	$2.232	6/17/2023
	9,375	40,625	$7.400	2/20/2024
Total	118,091	117,820
David Soergel, M.D.	1,814	—	$0.062	11/30/2019
	36,929	—	$0.682	9/10/2020
	570	—	$0.682	6/23/2021
	18,145	14,113	$0.682	10/17/2022
	36,998	61,662	$2.232	6/17/2023
	10,313	44,687	$7.400	2/20/2024
Total	104,769	120,462

(1)         The following table shows the vesting date of stock options that have not vested as of December 31, 2014 by the NEOs.

	Number of Stock Options That Have Not Vested	Next Vesting Date from 12/31/2014	Next Vesting Amount	Remaining Vesting Terms
Maxine Gowen, Ph.D.	238,806	2/3/2015	23,881	1/16th of total grant every quarter
	72,076	3/25/2015	6,552	1/16th of total grant every quarter
	131,250	3/1/2015	10,937	1/16th of total grant every quarter
Total	453,069
Michael W. Lark, Ph.D.	77,195	2/3/2015	7,720	1/16th of total grant every quarter
	40,625	3/1/2015	3,125	1/16th of total grant every quarter
Total	117,820
David Soergel, M.D.	14,113	3/1/2015	2,016	1/16th of total grant every quarter
	61,662	2/3/2015	6,166	1/16th of total grant every quarter
	44,687	3/1/2015	3,437	1/16th of total grant every quarter
Total	120,462

EXECUTIVE OFFICER AGREEMENTS

Agreements with our Named Executive Officers

Below are summaries of our employment agreements with our named executive officers. All change of control benefits are “double-trigger,” which means that they are payable only upon a change of control followed by termination of employment. Additionally, in connection with any actual termination of employment or change of control transaction, we may decide to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of the benefits described below, as the Compensation Committee determines appropriate.

Agreement with Dr. Gowen

We entered into an employment agreement with Dr. Gowen in October 2013 that became effective upon the completion of our IPO and now governs the terms of her employment with us. Pursuant to the agreement, Dr. Gowen is entitled to an initial annual base salary of $425,000 (subject to review and adjustment) and is eligible to receive an annual target bonus of up to 50% of her current base salary, as determined by our Board. Dr. Gowen is additionally entitled to severance benefits pursuant to her agreement, the terms of which are described below under “—Potential Payments Upon Termination of Employment or in Connection with Change of Control.”

Agreement with Dr. Lark

We entered into an employment agreement with Dr. Lark in October 2013 that became effective upon the completion of our IPO and now governs the terms of his employment with us. Pursuant to the agreement, Dr. Lark is entitled to an initial annual base salary of $325,000 (subject to review and adjustment) and is eligible to receive an annual target bonus of up to 35% of his current base salary, as determined by our Board. Dr. Lark is additionally entitled to severance benefits pursuant to his agreement, the terms of which are described below under “—Potential Payments Upon Termination of Employment or in Connection with Change of Control.”

Agreement with Dr. Soergel

We entered into an employment agreement with Dr. Soergel in October 2013 that became effective upon the completion of our IPO and now governs the terms of his employment with us. Pursuant to the agreement, Dr. Soergel is entitled to an initial annual base salary of $310,000 (subject to review and adjustment) and is eligible to receive an annual target bonus of up to 35% of his current base salary, as determined by our Board. Dr. Soergel is additionally entitled to severance benefits pursuant to his agreement, the terms of which are described below under “—Potential Payments Upon Termination of Employment or in Connection with Change of Control.”

Potential Payments Upon Termination of Employment or in Connection With Change in Control

Trevena does not provide executive officers with any single-trigger payments (triggered solely by a change of control), golden parachute excise tax gross-ups or excise tax reimbursements upon a change of control.

We believe that reasonable severance benefits for our named executive officers are important because it may be difficult for them to find comparable employment within a short period of time. We also believe that it is important to protect our named executive officers in the event of a change of control transaction involving our company, as a result of which such officers might have their employment terminated. In addition, we believe that the interests of management should be aligned with those of our stockholders as much as possible, and we believe that providing protection upon a change of control is an appropriate counter to any disincentive such officers might otherwise perceive in regard to transactions that may be in the best interest of our stockholders.

As a result of these considerations, we have entered into employment agreements with Drs. Gowen, Lark and Soergel that provide for specified benefits to be paid if the executives are terminated under specified conditions or in connection with a change in control of our company. Summaries of these benefits are set forth above.

Under the employment agreements between us and Drs. Gowen, Lark and Soergel, if the executive is terminated by us other than for cause or resigns for good reason, in each case as defined in the agreement, he or she will receive:

•                  continuing payments of his or her salary as severance pay in the amount of twelve months of his or her then-current base salary for Drs. Gowen and Lark, and nine months of his then-current base salary for Dr. Soergel, in each case paid in equal installments following termination on our regularly scheduled payroll dates,

•                  his or her target annual bonus compensation for the year of termination, pro-rated for the period between the beginning of the calendar year and the date of termination, paid within sixty days following termination,

•                  for Dr. Gowen only, an additional amount equal to 100% of her target bonus in effect at the time of termination, payable in equal installments on our regularly scheduled payroll dates over the period that the severance pay is paid,

•                  health insurance premiums under our group health insurance plans as provided under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, until the earlier of (i) twelve months after termination of employment for Drs. Gowen and Lark, and nine months after termination of employment for Dr. Soergel, (ii) such time as the executive is eligible for substantially equivalent health insurance coverage with a subsequent employer and (iii) such time as the executive is no longer eligible for COBRA coverage, and

•                  accelerated vesting as to that number of unvested shares subject to any outstanding equity awards held by the executive at the time of termination that would have otherwise vested if the executive had remained employed by us for twelve months following the date of termination for Drs. Gowen and Lark, and nine months following the date of termination for Dr. Soergel.

In addition, under the employment agreements if the executive is terminated by us other than for cause or resigns for good reason within thirty days prior to a change of control, within the period between our execution of a letter of intent for a change of control and the date that change of control is later consummated, or within twelve months following a change of control, in each case as defined in the agreement, he or she will receive the following payments in lieu of the severance payments listed above:

•                  continuing payments of his or her salary as severance pay in the amount of eighteen months of her then-current base salary for Dr. Gowen, and twelve months of his then-current base salary for Drs. Lark and Soergel, in each case paid in equal installments following termination on our regularly scheduled payroll dates,

•                  his or her target annual bonus compensation for the year of termination, pro-rated for the period between the beginning of the calendar year and the date of termination, paid within sixty days following termination,

•                  for Dr. Gowen, an additional amount equal to 150% of her target bonus in effect at the time of termination, and for Drs. Lark and Soergel, an additional amount equal to 100% of their respective target bonus in effect at the time of termination, in each case payable in equal installments on our regularly scheduled payroll dates over the period that the severance pay is paid,

•                  health insurance premiums under our group health insurance plans as provided under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, until the earlier of (i) eighteen months after termination of employment for Dr. Gowen, and twelve months after termination of employment for Drs. Lark and Soergel, (ii) such time as the executive officer is eligible for substantially equivalent health insurance coverage with a subsequent employer and (iii) such time as the executive is no longer eligible for COBRA coverage, and

•                  accelerated vesting of all unvested shares subject to any outstanding equity awards held by the executive at the time of termination.

Receipt of the benefits described above upon the officer’s termination of employment is contingent upon his or her signing of a release of claims against us.

Under the employment agreements, a mere change of control itself (i.e., a “single trigger”) does not trigger benefits.  The intent of the plan is to encourage executives to continue to act in stockholders’ best interests in evaluating potential transactions and ensure management talent will be available to assist with the transaction and business integration.

OWNERSHIP OF TREVENA COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information as of March 16, 2015 about the amount of Trevena common stock beneficially owned by (1) all those known by us to be beneficial owners of more than five percent of our common stock; (2) each director and nominee for director; (3) each executive officer named in the 2014 Summary Compensation table and (4) all of the directors, nominees and executive officers of the Company as of March 16, 2015, as a group.  This table is based upon information supplied by officers and directors as of March 15, 2015 and Schedules 13D and 13G filed with the SEC (reflecting holdings as of December 31, 2014).

“Beneficial ownership” includes those shares a director, nominee or executive officer has or shares the power to vote or transfer (even if another person is the record owner), and stock options that are exercisable as of March 16, 2015 or that become exercisable within 60 days.  Shares of common stock subject to such options are deemed outstanding for calculating the Percent of Class of the person holding these options but are not deemed outstanding for any other person.  The Percent of Class shown below is based on 39,241,173 shares outstanding on March 16, 2015.

Unless otherwise notes, the address for each director and executive officer is c/o Trevena, Inc., 1018 West 8th Avenue, Suite A, King of Prussia, PA 19406.

Name	Amount of Beneficial Ownership(1)	Percent of Class
Principal Stockholders:
Wellington Management Group LLP(1)	5,244,202	13.4%
New Enterprise Associates 12, Limited Partnership(2)	4,811,691	12.3%
Alta Partners VIII, L.P.(3)	4,390,262	11.2%
Polaris Venture Partners V, L.P. and its affiliated entities(4)	3,811,682	9.7%
Forest Laboratories Holdings Limited(5)	3,393,466	8.6%
RA Capital Management, LLC and its affiliated entities and persons(6)	2,947,647	7.6%
Camber Capital management LLC and its affiliated persons(7)	2,870,000	7.3%
HealthCare Ventures VIII, L.P.(8)	2,446,251	6.2%
Non-employee Directors and Nominees(9)
Leon O. Moulder, Jr.	70,966	*
Michael R. Dougherty	24,741	*
Adam M. Koppel, M.D., Ph.D.	2,957	*
Julie H. McHugh	4,435	*
Francois Nader, M.D.	16,262	*
Jake R. Nunn(10)	8,870	*
Anne M. Phillips, M.D.	1,478	*
Barbara Yanni	5,685	*
Named Executive Officers(11)
Maxine Gowen, Ph.D.	659,537	1.7%
Michael W. Lark, Ph.D.	222,300	*
David Soergel, M.D.	151,521	*
All Directors, Nominees and Executive Officers as a group, including those named above (13 Persons)(12)	6,188,213	3.3%

*  Represents beneficial ownership of less than 1%.

(1)

Based on a Schedule 13G filed with the SEC on February 12, 2015, consists of securities that are owned of record by clients of one or more investment advisors directly or indirectly owned by Wellington Management Group LLP (“Wellington”),formerly known as Wellington Management Company, LLP, which was an investment advisor to such clients as of December 31, 2014. No individual client is known to be the record holder of more than 5% of Trevena’s common stock. Wellington has shared voting power with respect to 4,950,648 shares of common stock and shared dispositive power with respect to 5,244,202 shares of common stock. The principal business address of Wellington is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(2)

Based on a Schedule 13D/A filed with the SEC on December 15, 2014, consists of 4,811,691 shares of common stock held of record by New Enterprise Associates 12, Limited Partnership (“NEA 12”). NEA Partners 12, Limited Partnership (“NEA Partners 12”), is the sole general partner of NEA 12. NEA 12 GP, LLC (“NEA 12 LLC”), is the sole general partner of NEA Partners 12. The individual Managers of NEA 12 LLC are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins, Krishna Kolluri and Scott D. Sandell (collectively, the “Managers”). The Managers share voting and dispositive power with regard to the shares held directly by NEA 12. The principal business address of the beneficial owners is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.
(3)

Based on a Schedule 13D/A filed with the SEC on December 15, 2014, consists of 4,390,262 shares of common stock held of record by Alta Partners VIII, L.P. Alta Partners Management VIII, LLC is the general partner of Alta Partners VIII, L.P. Farah Champsi, Daniel Janney and Guy Nohra are managing directors of Alta Partners Management VIII, LLC and by virtue of this position may be deemed to exercise shared voting and investment powers with respect to the shares owned by Alta Partners VIII, L.P. Each of the reporting persons disclaims beneficial ownership of such shares, except to the extent of their proportionate pecuniary interest therein, if any. The principal business address of the beneficial owner is One Embarcadero Center, 37th Floor San Francisco, CA 94111.

(4)

Based on a Schedule 13D filed with the SEC on May 5, 2014, consists of (i) 3,678,030 shares of common stock held of record by Polaris Venture Partners V, L.P., or Polaris V, (ii) 71,682 shares of common stock held of record by Polaris Venture Partners Entrepreneurs’ Fund V, L.P., or Polaris EFund V, (ii) 25,192 shares of common stock held of record by Polaris Venture Partners Founders’ Fund V, L.P., or Polaris FFund V, and (iii) 36,778 shares of common stock held of record by Polaris Venture Partners Special Founders’ Fund V, L.P., or Polaris SFFund V and, together with Polaris V, Polaris EFund V and Polaris FFund V, the Polaris Funds. Each of the Polaris Funds has the sole voting and investment power with respect to the shares directly held by it. The general partner of each of the Polaris Funds is Polaris Venture Management Co. V, LLC, or Polaris Management. Polaris Management may be deemed to have sole voting and investment power with respect to the shares held by the Polaris Funds, and disclaims beneficial ownership of all the shares held by the Polaris Funds except to the extent of its proportionate pecuniary interest therein. The members of North Star Venture Management 2000, LLC are Terrence McGuire and Jonathan Flint, who we refer to collectively as the Management Members, are also members of Polaris Management, and as members of the general partner, they may be deemed to share voting and investment power over the shares held by the Polaris Funds. The Management Members disclaim beneficial ownership of such shares, except to the extent of their proportionate pecuniary interest therein. The principal business address of the beneficial owner is 1000 Winter St., Waltham, MA 02451.

(5)

Based on a Schedule 13D filed with the SEC on February 18, 2014, consists of 3,393,466 shares of common stock held of record by Forest Laboratories Holdings Limited, or Forest. In July 2014, Actavis plc acquired Forest. The principal business address of the beneficial owner is Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM11, Bermuda.

(6)

Based on a Schedule 13D filed with the SEC on February 17, 2015 by RA Capital Healthcare Fund, L.P. (“Healthcare Fund”), RA Capital Management, LLC, the sole general partner of Healthcare Fund (“RA Capital”) and Peter Kolchinsky, the manager of RA Capital. Of the 2,974,647 shares of common stock reported, (i) Healthcare Fund has shared voting and dispositive power over 2,398,421 shares which are beneficially owned and held of record by Healthcare Fund and (ii) RA Capital and Mr. Kolchinsky have shared voting and dispositive power over all such shares, 576,226 of which are held in a separately managed account for which RA Capital serves as investment advisor. Each of RA Capital, Healthcare Fund and Mr. Kolchinsky disclaim beneficial ownership of the shares except to the extent of its or his pecuniary interest.

(7)

Based on a Schedule 13G filed with the SEC on December 15, 2014, consists of 2,870,000 shares for which Camber Capital Management LLC and Stephen DuBois share voting and dispositive power. The principal business office of the beneficial owners is 101 Huntington Avenue, Suite 2550, Boston, MA 02199.

(8)

Based on a Form 4 filed with the SEC on February 13, 2015, consists of 2,446,251 shares of common stock held of record by HealthCare Ventures VIII, L.P. (“HCVIII”). HealthCare Partners VIII LLC (“Partners LLC”) is the general partner of HealthCare Partners VIII, L.P. (“Partners LP”) which is the general partner of HCVIII. HCVIII, Partners LLC, Partners LP and each of the managing directors of Partners LLC (Christopher Mirabelli, James H. Cavanaugh, Augustine Lawlor, John W. Littlechild and Harold R. Werner) share voting and investment authority over the shares held by HCVIII. The principal business address of the beneficial owners is 47 Thorndike Street, Suite B1-1, Cambridge, MA 02141.

(9)

Includes shares of common stock issuable upon the exercise of options exercisable within 60 days after March 16, 2015 in the amount of 20,966 for Mr. Moulder; 17,741 for Mr. Dougherty; 2,957 for Dr. Koppel; 4,435 for Ms. McHugh; 16,262 for Dr. Nader; 8,870 for Mr. Nunn; 1,478 for Dr. Phillips; and 4,435 for Ms. Yanni.

(10)

Excludes the shares described in note 2 above. While Mr. Nunn is a Partner of New Enterprise Associates, Inc., he does not have voting or dispositive power with regard to any of the shares directly held by NEA 12 referenced in note 2 above and he specifically disclaims beneficial ownership with respect to any of the NEA 12 shares. Mr. Nunn’s business address is 2855 Sand Hill Road, Menlo Park, CA 94025.

(11)

Includes shares of common stock issuable upon the exercise of options exercisable within 60 days after March 16, 2015 in the amount of 384,512 for Dr. Gowen; 136,655 for Dr. Lark; and 122,554 for Dr. Soergel.

(12)

Includes shares of common stock issuable upon the exercise of options exercisable within 60 days after March 16, 2015 in the amount of 840,635 for all of the directors, nominees for director and executive officers, as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Trevena’s directors and executive officers are required to file reports of their holdings and transactions in Trevena securities with the Securities and Exchange Commission. Based on these reports and representations from our directors and executive officers, the Company believes that all reports due in 2014 (other than as described herein) were timely filed.  Due to an administrative error following the Company’s initial public offering, each of Drs. Gowen, Lark and Soergel, Rosamond Deegan and Roberto Cuca failed to timely file a Form 4 related to one employee stock option granted to each individual on February 20, 2014, and Dr. Gowen failed to timely file a Form 4 related to a single exercise of an employee stock option on April 23, 2014.

2016 ANNUAL MEETING AND RELATED MATTERS

When do you expect to hold the 2016 annual meeting of stockholders?

We currently expect to hold the 2016 annual meeting in May 2016, at a time and location to be announced later.

How does a stockholder submit a proposal or nomination of a director candidate for the 2016 annual meeting?

The following summarizes the requirements for stockholder proposals to be considered for inclusion in next year’s proxy materials.

•                  If you intend to submit a proposal to be included in next year’s proxy materials pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal on or before December 5, 2015. Submitting a stockholder proposal does not guarantee that Trevena will include the proposal in the proxy statement if the proposal does not satisfy the SEC’s rules.

•                  If you want to present your proposal at the 2016 annual meeting but are not proposing it pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal by the close of business between January 21, 2016 and February 20, 2016 and it must satisfy the requirements set forth in Article II, Section 12 of Trevena’s By-Laws.

If you would like to nominate a candidate for director at the 2016 annual meeting, you must notify the Corporate Secretary by the close of business between January 21, 2016 and February 20, 2016. The notice must include certain information specified in Trevena’s bylaws, including (i) your name and address, (ii) the class and number of shares of our stock which you beneficially own, (iii) the name, age, business address and residence address of the person, (iv) the principal occupation or employment of the person, (v) the class and number of shares of our stock which are owned of record and beneficially owned by the person, (vi) the date or dates on which such shares were acquired and the investment intent of such acquisition and (vii) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (including the person’s written consent to being named as a nominee and to serving as a director if elected). We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Correspondence to the Corporate Secretary may be addressed to: Corporate Secretary, Trevena, Inc., 1018 West 8th Avenue, Suite A, King of Prussia, PA, 19406.  For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on February 5, 2014.

How can I communicate with the Board of Directors?

Stockholders and interested parties may contact the Board of Directors, the Chairman, the independent directors, or specific individual directors by sending written correspondence to the Board, Attention: Corporate Secretary, Trevena, Inc., 1018 West 8th Avenue, Suite A, King of Prussia, PA, 19406.

The Corporate Secretary will compile all communications other than routine commercial solicitations and opinion surveys sent to Board members and periodically submit them to the Board. Communications addressed to individual directors at the director address will be promptly submitted to such individual directors. The Corporate Secretary also will promptly advise the appropriate member of management of any concerns relating to Trevena’s products or services, and the Corporate Secretary will notify the Board of the resolution of those concerns.

How do I obtain copies of Trevena’s corporate governance and other company documents?

The Corporate Governance Guidelines, committee charters and Trevena’s Code of Ethics are posted at http://investors.trevenainc.com/corporate-governance.cfm. In addition, these documents are available in print to any stockholder who submits a written request to the Corporate Secretary at the address listed above.

The Company’s filings with the SEC, including its annual report on Form 10-K, are available through http://investors.trevenainc.com/sec.cfm.

If you are a stockholder and did not receive an individual copy of this year’s proxy statement or annual report, we will promptly send a copy to you if you address a written request to Investor Relations, Trevena, Inc., 1018 West 8th Avenue, Suite A, King of Prussia, PA 19406.

What is householding and how does it affect me?

If you and other residents at your mailing address own shares of Trevena stock in “street name,” your broker or bank should have notified you that your household will receive only one proxy statement and annual report or notice of Internet availability of proxy materials, but each stockholder who resides at your address will receive a separate proxy card or voting instruction form.  This practice is known as “householding.”  Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process.  Householding benefits both you and Trevena because it reduces the volume of duplicate information received at your household and helps Trevena reduce expenses and conserve natural resources.

If you would like to receive your own set of Trevena’s proxy statement and annual report or, if applicable, your own notice of Internet availability of proxy materials now or in the future, or if you share an address with another Trevena stockholder and together both of you would like to receive only a single set of Trevena’s proxy materials, please contact Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061. The request must be made by each person in the household. Be sure to indicate your name, the name of your brokerage firm or bank, and your account number.  The revocation of your consent to householding will be effective 30 days following its receipt.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TREVENA, INC. 1018 WEST 8TH AVENUE - SUITE 49406 ATTN: JOHN M. LIMONGELLI, SVP & SECRETARY KING OF PRUSSIA, PA 19406 M88468-P64198 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. TREVENA, INC. For All For All Except Withhold All The Board of Directors recommends you vote FOR the following: ! ! ! 1. To elect the Board of Directors’s three (3) nominees for Class II directors named herein to hold office until the 2018 Annual Meeting of Stockholders. Nominees: 01) Maxine Gowen, Ph.D. 02) Julie H. McHugh 03) Jake R. Nunn The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! ! 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015. Note: To conduct any other business properly brought before the meeting. These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is March 23, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournments or postponements thereof. The shares represented by this proxy will be voted as directed by the undersigned. Where no direction is given when a duly executed proxy is returned, such shares will be voted at the meeting for all nominees named in Proposal 1 and “For” Proposal 2 and will grant authority to the proxy holder to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF TREVENA, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

You are cordially invited to attend the Annual Meeting of Stockholders of Trevena, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, May 20, 2015 at 8:30 a.m. local time, at the King of Prussia Business Center Board Room at 1010 West 8th Avenue, King of Prussia, Pennsylvania 19406 for the proposals given on the reverse side. Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Annual Meeting to Be Held on Wednesday, May 20, 2015 at the King of Prussia Business Center Board Room at 1010 West 8th Avenue, King of Prussia, Pennsylvania 19406. The Notice and Proxy Statement and Annual Report to stockholders are available at www.proxyvote.com. M88469-P64198 TREVENA, INC. Annual Meeting of Stockholders May 20, 2015 at 8:30 a.m. This proxy is solicited by the Board of Directors The undersigned hereby appoint Maxine Gowen, Ph.D. and John M. Limongelli, or either one of them acting singly in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Trevena, Inc. to be held on May 20, 2015, and any postponements or adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on any other matters properly brought before the Annual Meeting of Stockholders to be held on May 20, 2015 or any postponements or adjournments thereof, all as set forth in the Proxy Statement dated April 3, 2015. This proxy/voting instruction card is solicited on behalf of the Board of Directors of Trevena, Inc. pursuant to a separate Notice of Annual Meeting and Proxy Statement dated April 3, 2015, receipt of which is hereby acknowledged. When properly executed, this proxy will be voted as directed, or if no direction is given, will be voted "FOR" all nominees named in Proposal 1 and "FOR" Proposal 2 and will grant authority to the proxy holder to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. Continued and to be signed on reverse side